CONTACT: Patty Morris, Chief Financial Officer SourceForge, Inc. (510) 687-7125 pmorris@corp.sourceforge.com

SOURCEFORGE REPORTS THIRD QUARTER FISCAL 2007 RESULTS

▪	THIRTY PERCENT YEAR OVER YEAR REVENUE GROWTH FROM CONTINUING OPERATIONS
▪	EPS OF $0.09
▪	EPS OF $0.03 FROM CONTINUING OPERATIONS

FREMONT, CA —May 24, 2007 — SourceForge, Inc. (Nasdaq: LNUX), the online media and e-commerce leader in community-driven open source innovation (formerly known as VA Software Corporation), today announced financial results for its third quarter of fiscal 2007, which ended April 30, 2007.

For the third quarter of fiscal 2007, revenue from continuing operations grew 30% to $10.3 million, as compared to revenue from continuing operations of $7.9 million for the third fiscal quarter of fiscal 2006.

On a GAAP basis, the third quarter of fiscal 2007 income from continuing operations was $1.8 million, or $0.03 per share, compared to third quarter of fiscal 2006 GAAP income from continuing operations of $1.2 million, or $0.02 per share. On a GAAP basis, the third quarter of fiscal 2007 net income was $6.5 million, or $0.09 per diluted share, compared to third quarter of fiscal 2006 GAAP net income of $1.0 million, or $0.02 per diluted share. Net income for the third quarter of fiscal 2007 includes $5.7 million net of tax gain from the sale of the Company’s enterprise software business.

Non-GAAP income from continuing operations for the third quarter of fiscal 2007 was $2.1 million, or $0.03 per share, compared to non-GAAP income from continuing operations of $1.2 million, or $0.02 per share, for the third quarter of fiscal 2006. A reconciliation of income from continuing operations as reported to non-GAAP income from continuing operations is included in this release.

Cash and investments balance at the end of the quarter was $56.8 million.

On April 24, 2007, the company announced the execution and closing of an asset purchase agreement with CollabNet, Inc., pursuant to which CollabNet purchased SourceForge’s enterprise software business in consideration for an equity ownership stake in CollabNet. The parties have also entered into a 30-month media relationship for online advertising services.

“SourceForge® delivered a solid quarter of growth year-over-year, and our dedicated focus on growing our strong network of Web properties paves a very nice path for the future,” said Ali Jenab, president and CEO. “Our commitment to applying 100 percent of our resources to SourceForge’s inherent strengths in online media is represented by our online media business’s continued performance, which is delivering a tightly-targeted and highly-influential audience to advertisers. Our e-commerce business also executed very well this quarter as the ThinkGeek® team continues to provide new and unique products for our online consumers.”

A conference call and audio webcast will be held at 2:00 p.m. PT or 5:00 p.m. ET on May 24, 2007 and may be accessed by calling 877-407-0781 or 201-689-8568. Replays of both the telephonic audio and audio webcast will be available for 60 days on the company's corporate web site at www.sourceforge.com. To access the conference call replay, dial 877-660-6853 or 201-612-7415, referencing replay account 286 and call ID 240980.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SourceForge also reports non-GAAP financial results. Non-GAAP income from continuing operations and non-GAAP earnings per share from continuing operations reflect income from continuing operations and exclude stock-based compensation expense and amortization of intangible assets. These non-GAAP financial results are provided to enhance the user’s overall understanding of SourceForge’s current financial performance and prospects for the future. Specifically, SourceForge believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that SourceForge believes are not indicative of its core operating results. In addition, because SourceForge has historically reported non-GAAP results to the investment community, SourceForge believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method SourceForge uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

These non-GAAP financial results are derived from GAAP income from continuing operations by excluding the amortization of intangible assets and stock-based compensation expenses. Amortization of other intangible assets is excluded from the Company’s GAAP financial measures because it represents a non-cash expense that has no effect on current or future period cash flows or operations of the Company. With respect to stock-based compensation, the Company recognizes expenses associated with the granting of stock options to employees using valuation methodologies that require management to make assumptions about the Company’s common stock (such as expected future stock price volatility), the anticipated duration of outstanding stock options and the rate at which the Company recognizes the corresponding stock-based compensation expense over the course of future fiscal periods. While other forms of Company expense (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to the Company’s underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well the Company currently operates its business.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s underlying operational results and trends in our performance. Further, the Company believes that the financial analysts who regularly follow and report on the Company and the business sector in which we compete exclude items such as these when analyzing performance relative to our guidance, as well as their financial performance estimates and the performance of other sector participants, and in projecting future financial results.

About SourceForge, Inc.

SourceForge’s media and e-commerce web sites connect millions of influential technology professionals and enthusiasts each day. Combining user-developed content, online marketplaces and e-commerce, SourceForge is the global technology community’s nexus for information exchange, goods for geeks, and open source software distribution and services. SourceForge’s network of web sties serves more than 33 million unique visitors each month* and includes: SourceForge.net, Slashdot, ThinkGeek, Linux.com, freshmeat.net, ITManagersJournal and NewsForge. For more information or to view the media kit online, visit www.sourceforge.com. (*Source: Google Analytics and Omniture, April 2007.)

SourceForge, SourceForge.net, Slashdot, freshmeat, and ThinkGeek are registered trademarks of SourceForge, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding growth strategies and prospects for SourceForge’s media and e-commerce businesses, and SourceForge’s focus on its media business. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: SourceForge’s success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending; SourceForge’s ability to achieve and sustain higher levels of revenue; SourceForge's ability to protect and defend its intellectual property rights; rapid technological and market change; unforeseen expenses that SourceForge may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult SourceForge's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors sections of its Annual Report on Form 10-K for the fiscal year ended July 31, 2006, and the Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2007, for further information regarding these and other risks of SourceForge's business. All forward-looking statements included in this press release are based upon information available to SourceForge as of the date hereof, and SourceForge does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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SOURCEFORGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2007	2006	2007	2006

Online Media revenue	$5,073	$4,014	$12,603	$9,289
E-commerce revenue	5,179	3,887	22,917	16,535
Net revenue	10,252	7,901	35,520	25,824

Online Media cost of revenue	1,194	942	3,484	2,742
E-commerce cost of revenue	4,171	3,162	17,322	12,533
Cost of revenue	5,365	4,104	20,806	15,275

Gross margin	4,887	3,797	14,714	10,549

Operating expenses:
Sales and marketing	1,423	1,179	4,284	3,326
Research and development	933	779	2,760	2,204
General and administrative	1,434	1,060	4,329	3,162
Amortization of intangible assets	1	1	3	3
Total operating expenses	3,791	3,019	11,376	8,695
Operating income from continuing operations	1,096	778	3,338	1,854
Interest and other income, net	665	394	1,911	897
Income from continuing operations	1,761	1,172	5,249	2,751
Income (loss) from discontinued operations	4,730	(175)	2,878	7,515
Net income	$6,491	$997	$8,127	$10,266

Earnings per share from continuing operations:
Basic	$0.03	$0.02	$0.08	$0.04
Diluted	$0.03	$0.02	$0.08	$0.04

Earnings per share from discontinued operations:
Basic	$0.07	$-	$0.04	$0.12
Diluted	$0.07	$-	$0.04	$0.12

Earnings per share:
Basic	$0.10	$0.02	$0.12	$0.16
Diluted	$0.09	$0.02	$0.12	$0.16

Shares used in computing earnings per share:
Basic	67,614	62,280	66,564	61,888
Diluted	69,200	66,181	68,839	63,712

SOURCEFORGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2007	2006	2007	2006
Reconciliation of net income as reported to non-GAAP net income:

Income from continuing operations - as reported	$1,761	$1,172	$5,249	$2,751
Non cash charges:
Stock-based compensation expense included in COGS	22	4	65	20
Stock-based compensation expense included in Op Ex.	299	66	817	270
Amortization of intangible assets	1	1	3	3
Non-GAAP income from continuing operations	$2,083	$1,243	$6,134	$3,044

Non-GAAP earnings per share from continuing operations:
Basic	$0.03	$0.02	$0.09	$0.05
Diluted	$0.03	$0.02	$0.09	$0.05

Shares used in computing non-GAAP per share amounts:
Basic	67,614	62,280	66,564	61,888
Diluted	69,200	66,181	68,839	63,712

SOURCEFORGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 30, 2007	July 31, 2006

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$44,221	$51,891
Accounts receivable, net	5,358	2,843
Inventories	1,786	1,091
Prepaid expenses and other current assets	1,248	863
Current assets of discontinued operations	1,337	2,718
Total current assets	53,950	59,406
Property and equipment, net	2,015	546
Long-term investments, including long-term restricted cash	12,577	2,152
Other assets	7,550	1,027
Non-current assets of discontinued operations	-	81
Total assets	$76,092	$63,212

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,215	$1,096
Accrued restructuring liabilities	1,640	1,592
Deferred revenue, current portion	647	293
Accrued liabilities and other	2,801	2,378
Current liabilities of discontinued operations	1,115	2,782
Total current liabilities	8,418	8,141
Accrued restructuring liabilities, net of current portion	3,854	4,515
Other long-term liabilities	933	1,114
Non-current liabilities of discontinued operations	-	64
Total liabilities	13,205	13,834

Stockholders' equity:
Common stock	68	65
Additional paid-in capital	795,798	790,433
Accumulated other comprehensive gain	(11)	(25)
Accumulated deficit	(732,968)	(741,095)
Total stockholders' equity	62,887	49,378
Total liabilities and stockholders' equity	$76,092	$63,212